EXHIBIT 24


                           Consents to Use of Opinion





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                                 Mark S. Pierce
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February 5, 1999                                                    REGULAR MAIL



Board of Directors
CNH Holdings
1420 North Longview Street
Kilgore TX 75662


Re: Form S-8 Filing

Gentlemen:

Please allow this letter to serve as my consent to the filing of, and reference in the prospectus to, my opinion dated even date herewith in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call.


Very truly yours,



/s/ Mark S. Pierce
Mark S. Pierce


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                            1999 Broadway, Ste. 3235
             (303) 292-2992 (Telephone); (303) 292-2882 (Facsimile);
                           mspazstock@worldnet.att.net
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


February 5, 1999                                                    REGULAR MAIL


Board of Directors
CNH Holdings
1420 North Longview Street
Kilgore TX 75662



RE:  Form S-8

Gentlemen:

Please allow this letter to serve as our consent to the incorporation by reference of our opinion in the registration statement under the referenced matter.

If you have any questions with regards to the above matter, please call the undersigned.


Yours very truly,


Halliburton, Hunter & Associates



By: /s/ Halliburton Hunter & Associates
        Authorized Representative


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